Exhibit (j)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 74 to the registration statement on Form N-1A (File No. 033-51308) for the Highland Dividend Equity Fund, a series of Highland Funds II.
/s/ KPMG LLP
Boston, Massachusetts
October 31, 2011

Exhibit (j)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 74 to the registration statement on Form N-1A (File No. 033-51308) for the Highland Alpha Trend Strategies Fund, a series of Highland Funds II.
/s/ KPMG LLP
Boston, Massachusetts
October 31, 2011